Cloudflare Announces First Quarter 2025 Financial Results

•First quarter revenue totaled $479.1 million, representing an increase of 27% year-over-year
•GAAP loss from operations of $53.2 million, or 11% of total revenue, and non-GAAP income from operations of $56.0 million, or 12% of revenue
•Delivered the highest year-over-year growth in net new ACV in three years
San Francisco, CA, May 8, 2025 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced financial results for its first quarter ended March 31, 2025.

“We kicked off 2025 with confidence, momentum, and strong results. In Q1, we landed the largest contract in Cloudflare’s history, a more than $100 million deal driven by our Workers developer platform, and signed the longest-term SASE contract to date,” said Matthew Prince, co-founder & CEO of Cloudflare. “We have the scale, the technology, and the team to capture the massive opportunity ahead of us—as evidenced by the size and the length of the deals we’re closing and the caliber of customers betting on Cloudflare. In a constantly changing world, one thing’s for certain: innovation wins. From networking, to security, to AI, Cloudflare is the envy of the industry for innovation, and there's no slowing down."

First Quarter Fiscal 2025 Financial Highlights

•Revenue: Total revenue of $479.1 million, representing an increase of 27% year-over-year.
•Gross Profit: GAAP gross profit was $363.5 million, or 75.9% gross margin, compared to $293.6 million, or 77.5%, in the first quarter of 2024. Non-GAAP gross profit was $369.3 million, or 77.1% gross margin, compared to $301.1 million, or 79.5%, in the first quarter of 2024.
•Operating Income (Loss): GAAP loss from operations was $53.2 million, or 11.1% of revenue, compared to $54.6 million, or 14.4% of revenue, in the first quarter of 2024. Non-GAAP income from operations was $56.0 million, or 11.7% of revenue, compared to $42.4 million, or 11.2% of revenue, in the first quarter of 2024.
•Net Income (Loss): GAAP net loss was $38.5 million, compared to $35.5 million in the first quarter of 2024. GAAP net loss per basic and diluted share was $0.11, compared to $0.10 in the first quarter of 2024. Non-GAAP net income was $58.4 million, compared to $58.2 million in the first quarter of 2024. Non-GAAP net income per diluted share was $0.16, compared to $0.16 in the first quarter of 2024.
•Cash Flow: Net cash flow from operating activities was $145.8 million, compared to $73.6 million for the first quarter of 2024. Free cash flow was $52.9 million, or 11% of revenue, compared to $35.6 million, or 9% of revenue, in the first quarter of 2024.
•Cash, cash equivalents, and available-for-sale securities were $1,914.9 million as of March 31, 2025.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the second quarter of fiscal 2025, we expect:

•Total revenue of $500.0 to $501.0 million
•Non-GAAP income from operations of $62.5 to $63.5 million
•Non-GAAP net income per share of $0.18, utilizing weighted average common shares outstanding of approximately 364 million

For the full year fiscal 2025, we expect:

•Total revenue of $2,090.0 to $2,094.0 million
•Non-GAAP income from operations of $272.0 to $276.0 million
•Non-GAAP net income per share of $0.79 to $0.80, utilizing weighted average common shares outstanding of approximately 364 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its first quarter ended March 31, 2025 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (646) 968-2727 or toll-free at (888) 596-4244 with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of the conflicts in the Middle East and Ukraine and other areas of geopolitical tension around the world, or any potential worsening or expansion of those conflicts or geopolitical tensions, other geopolitical events such as elections and other governmental changes, and threats of tariffs and other impediments to cross-border trade; our history of net losses; risks associated with managing our growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; our ability to effectively attract, integrate and retain key personnel; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market, including advancements in AI; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 20, 2025, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$479,087	$378,602
Cost of revenue(1)(2)	115,576	85,038
Gross profit	363,511	293,564
Operating expenses:
Sales and marketing(1)(2)(4)	214,011	194,102
Research and development(1)	115,089	87,703
General and administrative(1)(3)	87,658	66,309
Total operating expenses	416,758	348,114
Loss from operations	(53,247)	(54,550)
Non-operating income (expense):
Interest income	21,399	21,252
Interest expense(5)	(1,443)	(1,100)
Other income (expense), net	(3,468)	1,124
Total non-operating income, net	16,488	21,276
Loss before income taxes	(36,759)	(33,274)
Provision for income taxes	1,695	2,269
Net loss	$(38,454)	$(35,543)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	345,723	338,583
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$2,906	$2,822
Sales and marketing	30,205	21,775
Research and development	38,269	28,980
General and administrative	34,515	23,150
Total stock-based compensation and related employer payroll taxes	$105,895	$76,727
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$2,853	$4,691
Sales and marketing	388	575
Total amortization of acquired intangible assets	$3,241	$5,266
(3) Includes acquisition-related and other expenses as follows:

General and administrative	$112	$—
Total acquisition-related and other expenses	$112	$—
(4) Includes one-time compensation charge as follows:

Sales and marketing	$—	$15,000
Total one-time compensation charge	$—	$15,000
(5) Includes amortization of debt issuance costs as follows:

Interest expense	$990	$990
Total amortization of debt issuance costs	$990	$990

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$204,459	$147,691
Available-for-sale securities	1,710,415	1,708,228
Accounts receivable, net	286,319	316,753
Contract assets	15,988	16,568
Restricted cash short-term	4,373	4,273
Prepaid expenses and other current assets	402,737	75,484
Total current assets	2,624,291	2,268,997
Property and equipment, net	513,866	467,420
Goodwill	181,087	181,087
Acquired intangible assets, net	23,896	21,865
Operating lease right-of-use assets	178,091	168,379
Deferred contract acquisition costs, noncurrent	174,543	172,217
Restricted cash	2,250	2,250
Other noncurrent assets	23,235	18,947
Total assets	$3,721,259	$3,301,162
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93,781	$105,807
Accrued expenses and other current liabilities	89,615	81,602
Accrued compensation	76,457	80,854
Operating lease liabilities	53,062	47,626
Deferred revenue	508,094	477,765
Total current liabilities	821,009	793,654
Convertible senior notes, net	1,288,311	1,287,321
Operating lease liabilities, noncurrent	134,521	128,266
Deferred revenue, noncurrent	27,555	22,095
Other noncurrent liabilities	23,985	23,625
Total liabilities	2,295,381	2,254,961
Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of March 31, 2025 and December 31, 2024; 309,991 and 307,892 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	309	307
Class B common stock; $0.001 par value; 315,000 shares authorized as of March 31, 2025 and December 31, 2024; 36,538 and 36,963 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	37	37
Additional paid-in capital	2,562,972	2,152,750
Accumulated deficit	(1,141,094)	(1,102,640)
Accumulated other comprehensive income (loss)	3,654	(4,253)
Total stockholders’ equity	1,425,878	1,046,201
Total liabilities and stockholders’ equity	$3,721,259	$3,301,162

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(38,454)	$(35,543)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	42,207	30,112
Non-cash operating lease costs	14,657	11,863
Amortization of deferred contract acquisition costs	23,132	18,107
Stock-based compensation expense	95,535	69,723
Amortization of debt issuance costs	990	990
Net accretion of discounts and amortization of premiums on available-for-sale securities	(6,372)	(12,713)
Deferred income taxes	(156)	(276)
Provision for bad debt	3,274	3,223
Other	507	106
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations:
Accounts receivable, net	27,160	31,862
Contract assets	580	(548)
Deferred contract acquisition costs	(25,458)	(22,398)
Prepaid expenses and other current assets	(27,289)	(23,022)
Other noncurrent assets	5,118	760
Accounts payable	(842)	3,073
Accrued expenses and other current liabilities	12,219	5,340
Accrued compensation	(4,397)	(1,502)
Operating lease liabilities	(12,678)	(14,678)
Deferred revenue	35,789	9,036
Other noncurrent liabilities	262	64
Net cash provided by operating activities	145,784	73,579
Cash Flows from Investing Activities
Purchases of property and equipment	(85,889)	(32,056)
Capitalized internal-use software	(7,028)	(5,916)
Asset acquisitions and business combinations, net of cash acquired	(4,856)	—
Purchases of available-for-sale securities	(403,672)	(298,995)
Maturities of available-for-sale securities	408,769	433,903
Other investing activities	238	14
Net cash provided by (used in) investing activities	(92,438)	96,950
Cash Flows from Financing Activities
Proceeds from the exercise of stock options	11,229	4,422
Payment of tax withholding obligation on RSU settlement	(7,707)	(4,401)
Net cash provided by financing activities	3,522	21
Net increase in cash, cash equivalents, and restricted cash	56,868	170,550
Cash, cash equivalents, and restricted cash, beginning of period	154,214	91,224
Cash, cash equivalents, and restricted cash, end of period	$211,082	$261,774

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$115,576	$85,038
Less: Stock-based compensation and related employer payroll taxes	(2,906)	(2,822)
Less: Amortization of acquired intangible assets	(2,853)	(4,691)
Non-GAAP cost of revenue	$109,817	$77,525
Reconciliation of gross profit:
GAAP gross profit	$363,511	$293,564
Add: Stock-based compensation and related employer payroll taxes	2,906	2,822
Add: Amortization of acquired intangible assets	2,853	4,691
Non-GAAP gross profit	$369,270	$301,077
GAAP gross margin	75.9%	77.5%
Non-GAAP gross margin	77.1%	79.5%
Reconciliation of operating expenses:
GAAP sales and marketing	$214,011	$194,102
Less: Stock-based compensation and related employer payroll taxes	(30,205)	(21,775)
Less: Amortization of acquired intangible assets	(388)	(575)
Less: One-time compensation charge	—	(15,000)
Non-GAAP sales and marketing	$183,418	$156,752
GAAP research and development	$115,089	$87,703
Less: Stock-based compensation and related employer payroll taxes	(38,269)	(28,980)
Non-GAAP research and development	$76,820	$58,723
GAAP general and administrative	$87,658	$66,309
Less: Stock-based compensation and related employer payroll taxes	(34,515)	(23,150)
Less: Acquisition-related and other expenses	(112)	—
Non-GAAP general and administrative	$53,031	$43,159
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(53,247)	$(54,550)
Add: Stock-based compensation and related employer payroll taxes	105,895	76,727
Add: Amortization of acquired intangible assets	3,241	5,266
Add: Acquisition-related and other expenses	112	—
Add: One-time compensation charge	—	15,000
Non-GAAP income from operations	$56,001	$42,443
GAAP operating margin	(11.1)%	(14.4)%
Non-GAAP operating margin	11.7%	11.2%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of interest expense:
GAAP interest expense	$(1,443)	$(1,100)
Add: Amortization of debt issuance costs	990	990
Non-GAAP interest expense	$(453)	$(110)
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$1,695	$2,269
Income tax effect of non-GAAP adjustments	13,369	4,290
Non-GAAP provision for income taxes	$15,064	$6,559
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(38,454)	$(35,543)
Add: Stock-based compensation and related employer payroll taxes	105,895	76,727
Add: Amortization of acquired intangible assets	3,241	5,266
Add: Acquisition-related and other expenses	112	—
Add: One-time compensation charge	—	15,000
Add: Amortization of debt issuance costs	990	990
Income tax effect of non-GAAP adjustments	(13,369)	(4,290)
Non-GAAP net income	$58,415	$58,150

GAAP net loss per share, basic	$(0.11)	$(0.10)

GAAP net loss per share, diluted	$(0.11)	$(0.10)
Add: Stock-based compensation and related employer payroll taxes	0.31	0.23
Add: Amortization of acquired intangible assets	0.01	0.02
Add: Acquisition-related and other expenses	—	—
Add: One-time compensation charge	—	0.04
Add: Amortization of debt issuance costs	—	—
Income tax effect of non-GAAP adjustment	(0.04)	(0.01)
Effect of dilutive shares	(0.01)	(0.02)
Non-GAAP net income per share, diluted(1)	$0.16	$0.16

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	345,723	338,583
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	362,340	356,206
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Free cash flow
Net cash provided by operating activities	$145,784	$73,579
Less: Purchases of property and equipment	(85,889)	(32,056)
Less: Capitalized internal-use software	(7,028)	(5,916)
Free cash flow	$52,867	$35,607
Net cash provided by (used in) investing activities	$(92,438)	$96,950
Net cash provided by financing activities	$3,522	$21
Net cash provided by operating activities (percentage of revenue)	30%	19%
Less: Purchases of property and equipment (percentage of revenue)	(18)%	(8)%
Less: Capitalized internal-use software (percentage of revenue)	(1)%	(2)%
Free cash flow margin(1)	11%	9%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation, which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our Class A common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We also excluded the one-time cash compensation charge incurred during the three months ended March 31, 2024 from certain of our non-GAAP financial measures because it was not attributable to services provided and did not correlate to the ongoing operation of our business. We exclude amortization of debt issuance costs, which are non-cash expenses, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses.

Non-GAAP Net Income and Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss adjusted for stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.